                                                             TH&T DRAFT 11/18/96
                                                             -------------------

                                2,000,000 SHARES

                            VIVID TECHNOLOGIES, INC.
                                  COMMON STOCK
                      INTERNATIONAL UNDERWRITING AGREEMENT
                      ------------------------------------

                                                            ______ ___,1996

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
COWEN & COMPANY
NEEDHAM & COMPANY, INC.
As Lead Managers of the several
 International Managers named in Schedule 1,
c/o Lehman Brothers International (Europe)
1 Broadgate
London EC2M 7HA
England

Dear Sirs:


          Vivid Technologies, Inc., a Delaware corporation (the "Company"), proposes to sell an aggregate of __________ shares (the "Firm Stock") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). In addition, the Company proposes to grant to the International Managers named in
Schedule 1 hereto (the "International Managers") an option to purchase up to an additional _________ shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the International Managers.

          It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of ________ shares of Common Stock (including the over-allotment option thereunder) (the "U.S. Stock") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Lehman Brothers Inc., Cowen & Company and Needham & Company, Inc. are acting as representatives (the "Representatives"). The International Managers and the U.S. Underwriters simultaneously are entering into an agreement between the U.S. and International underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offer and sale of shares of Common Stock contemplated by the foregoing, one relating to the Stock and the other relating to the U.S.

Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in the first paragraph hereof and in Sections 2, 3, 4, 9 and 10 herein, and except as the context may otherwise require, references herein to the Stock shall include all the shares of the Common Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:


          (a) Each of the registration statement on Form S-1, and any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations (as hereinafter defined), and any amendments thereto, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of each of such registration statement, including any registration statement filed pursuant to Rule 462(b), and the amendments thereto have been delivered by the Company to you as the lead managers (the "Lead Managers") of the International Managers and such copies, to the extent applicable, were identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
     Section 5(a)hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Rule 462(b) Registration Statement" means any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations, and after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph
     (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. For purposes of this Agreement, all references to any Preliminary Prospectus, the Registration Statement, any

     Rule 462(b) Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the Commission pursuant to EDGAR.


          (b) The Registration Statement, including any Rule 462(b) Registration Statement, conforms, and the Prospectus and any further amendments or supplements to the Registration Statement, including any Rule 462(b) Registration Statement, or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, (i) as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, including any Rule 462(b) Registration Statement, or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any International Manager specifically for inclusion therein.


          (c) The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and none of the subsidiaries is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.


          (d) The Company has an authorized and outstanding capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus. Upon redemption of the Company's Series A and Series C Preferred Stock and conversion of its Series B and Series D Preferred Stock in connection with the closing of the Offering, no shares of capital stock of the Company will be outstanding other than the Common Stock; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) The unissued shares of the Stock to be issued and sold by the Company to the International Managers hereunder and the U.S. Underwriters under the U.S. Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and the U.S. Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.


          (g) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities or Blue Sky laws and clearance by the Nasdaq National Market and the National Association of Securities Dealers Inc. in connection with the purchase and distribution of the Stock by the International Managers and the U.S. Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

          (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.


          (i) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.


          (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, other than as set forth in or contemplated by the Prospectus, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except pursuant to options granted or exercised under the Company's option and equity incentive plans, and the normal scheduled payments of long-term debt) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles (except in the case of unaudited interim financial statements for normal recurring adjustments) applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

          (l) Arthur Andersen LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.


          (m) The Company together with its subsidiaries have good and marketable title to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries taken as a whole or are not material to the business of the Company and its subsidiaries taken as whole; and, except as set forth or contemplated in the Prospectus, all real property and buildings held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

          (n) The Company maintains aviation product liability insurance with an aggregate coverage limit of $150 million per year, subject to certain deductibles and exclusions. The Company together with its subsidiaries carry or are covered by, such other insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their properties and as is customary for companies engaged in similar businesses in similar industries.


          (o) Except as disclosed in or specifically contemplated by the Prospectus, (i) the Company or its subsidiaries own or possess adequate rights to use all trademarks, trademark applications, trade names, service marks, patents, patent applications, patent rights, copyrights, inventions, trade secrets, know how, licenses, approvals and governmental authorizations that are necessary to conduct their business as now conducted or presently proposed to be conducted as described in the Registration Statement and Prospectus; (ii) the expiration of any trademarks, trademark applications, trade names, service marks, patents, patent applications, patent rights, copyrights, inventions, trade secrets, know how, licenses, approvals and governmental authorizations would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries taken as a whole; (iii) to the knowledge of the Company, none of the patents owned or licensed by the Company are unenforceable or invalid; (iv) the Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described or referred to in the Prospectus; (v) the Company has no knowledge of any facts which would preclude it from having clear title to its patent applications referenced in the Prospectus; (vi) except as described in the Prospectus, the Company has no knowledge of, and has received no notice of, any material infringement or misappropriation by the Company of any trademark, trademark application, trade name, service mark, patent, patent application, patent right, mask work, copyright, invention, know how, license, trade secret or other similar rights of others; (vii) the Company has not terminated or breached and is not in violation of any agreement covering its intellectual property rights which breach or violation is reasonably likely to have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of Company and its subsidiaries taken as whole; and (viii) to the knowledge of the Company and its subsidiaries, the conduct of their respective businesses will not conflict with, and, except as described in the Prospectus neither the Company nor its subsidiaries have received any notice of any material claim of conflict with, any rights of third parties to any of the intellectual property of the Company or its subsidiaries.


          (p) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole; and to the Company's knowledge, no such material proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.


          (s) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which is reasonably likely to be expected to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

          (t) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (u) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have) a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.

          (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than in connection with the issuance of stock options or shares of Common Stock upon the exercise of stock options, (ii) incurred any liability or obligation, direct or contingent, in either case that are material to the Company and its subsidiaries taken as a whole other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction that is material to the Company and its subsidiaries taken as a whole, that was not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.


          (w)  The Company (i) makes and keeps accurate books and records and
     (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.


          (x) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default (which default has not been waived), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
     (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in each case above, as is not reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (y) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and it subsidiaries taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (aa) Neither the Company nor any of its subsidiaries is, or will become as a result of the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.


          2. Purchase of the Stock by the International Managers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell _________ shares of the Firm Stock to the several International Managers and each of the International Managers, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that International Manager's name in Schedule 1 hereto. The respective purchase obligations of the International Managers with respect to the Firm Stock shall be rounded among the International Managers to avoid fractional shares, as the Lead Managers may determine.


          In addition, the Company grants to the International Managers an option to purchase up to _________ shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the International Managers in the same proportion as the number of shares of Firm Stock set forth opposite the name of such International Managers in Schedule 1 hereto represents of the total number of shares of the Firm Stock to be purchased by all of the International Managers pursuant to this Agreement. The respective obligations of each International Manager with respect to the Option Stock shall be adjusted by the Lead Managers so that commitments to purchase Option Stock shall be proportionate to such International Manager's initial commitment as provided in
Schedule 1. Such respective purchase obligations with respect to the Option Stock shall be rounded among the International Managers to avoid fractional shares, as the Lead Managers may determine. The price of both the Firm Stock and any Option Stock shall be $_____ per share.


          3. Offering of Stock by the International Managers. Upon authorization by the Lead Managers of the release of the Firm Stock and the Option Stock, if purchased, the several International Managers propose to offer the Firm Stock and the Option Stock, if purchased, for sale upon the terms and conditions set forth in the Prospectus.

          Each International Manager agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock outside of the United States.


          4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, MA 02111, at 10:00 A.M., Eastern time, on the third full business day (unless otherwise required by the Commission pursuant to Rule 15c6-1 of the Exchange Act) following the date of this Agreement or at such other date or place as shall be determined by agreement between the Lead Managers and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer in same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Lead Managers shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., Eastern time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Lead Managers. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Lead Managers, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the third business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").


          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Lead Managers and the Company) at 10:00 A.M., Eastern time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer in same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Lead Managers shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.


          5.   Further Agreements of the Company.  The Company agrees:

          (a) To prepare the Prospectus in a form approved by the Lead Managers and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Lead Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Managers with copies thereof; to advise the Lead Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Lead Managers and to counsel for the International Managers a signed copy of the Registration Statement, including any

     Rule 462(b) Registration Statement, as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Lead Managers such number of the following documents as the Lead Managers shall reasonably request: (i) conformed copies of the Registration Statement, including any Rule 462(b) Registration Statement, as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Lead Managers and, upon their request, to prepare and furnish without charge to each International Manager and to any dealer in securities as many copies as the Lead Managers may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. To the extent applicable, the copies of the Registration Statement and each amendment thereto (including all exhibits filed therewith), including any Rule 462(b) Registration Statement, any Preliminary Prospectus or Prospectus (in each case, as amended or supplemented) furnished to the International Managers and counsel to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

          (d) To file promptly with the Commission any amendment to the Registration Statement, including any filing required under Rule 462(b), or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Lead Managers, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission any amendment to the Registration Statement, including any filing required under Rule 462(b), or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Lead Managers and counsel for the International Managers and obtain the consent of the Lead Managers to the filing;

          (f) As soon as practicable after the Effective Date, to make generally available to the Company's shareholders and to deliver to the Lead Managers an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11 (a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) For a period of five years following the Effective Date, to furnish to those of the Lead Managers who may so request copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; and to the extent applicable, such reports or documents shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;


          (h) Promptly from time to time to take such action as the Lead Managers may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Lead Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject;


          (i) For a period of 180 days from the date of the Prospectus, not to offer for sale, sell or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly, any shares of Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), without the prior written consent of Lehman Brothers Inc.; and to cause each officer and director and each record owner of shares of Common Stock and Preferred Stock of the Company other than those record owners listed in writing by the Company to Lehman Brothers, Inc. and approved by it prior to the First Delivery Date, to furnish to the Lead Managers, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the International Managers, pursuant to which each such person shall agree not to offer for sale, sell or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly, any shares of Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

          (j) Prior to the Effective Date, to apply for the listing of the Stock on the Nasdaq National Market and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

          (k) Prior to filing with the Commission any reports on Form SR pursuant to Rule 463 of the Rules and Regulations, to furnish a copy thereof to the counsel for the International Managers and receive and consider its comments thereon, and to deliver promptly to the Lead Managers a signed copy of each report on Form SR filed by it with the Commission;

          (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

          (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.


          6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers and the Supplemental Agreement Among U.S. Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the costs of delivering and distributing the terms of agreement relating to the organization of the domestic underwriting syndicate and selling group to the members thereof by mail, telex or other means of communications; (f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the International Managers); (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the International Managers shall pay their owns costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the International Managers.

          7. Conditions of International Managers' Obligations. The respective obligations of the International Managers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:


          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) No U.S. Underwriter or International Manager shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, any Rule 462(b) Registration Statement, or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Testa, Hurwitz & Thibeault, LLP, counsel for the International Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the International Underwriting Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the International Managers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Brown, Rudnick, Freed & Gesmer shall have furnished to the Lead Managers its written opinion, as counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect set forth in Annex A hereto;


          In rendering such opinion, such counsel may state that (i) its opinion is limited to matters governed by the Federal laws of the United States of America and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware; and (ii) in giving the opinion referred to in Section 7(d), state that it is relying upon opinions of foreign counsel for certain subsidiaries and, with respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that it believes that the International Managers and it are justified in relying upon such opinions and certificates. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that such counsel has participated in conferences with officers and other Lead Managers of the Company, representatives of the independent public accountants for the Company, the Lead Managers and counsel for the Lead Managers at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any 462(b) Registration Statement and the Prospectuses (except for the statements made in the Prospectus under the captions "Description of Capital Stock," and "Shares Eligible For Future Sale" insofar as such statements relate to the Stock and concern legal matters) and based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that any 462(b) Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel is not requested to and need not express any comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

          (e) Cooper & Dunham LLP shall have furnished to the Lead Managers its written opinion, as patent counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect set forth in Annex B hereto;

          (f) The Lead Managers shall have received from Testa, Hurwitz & Thibeault, LLP, counsel for the International Managers, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Lead Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) At the time of execution of this Agreement, the Lead Managers shall have received from Arthur Andersen a letter, in form and substance satisfactory to the Lead Managers, addressed to the International Managers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (h) With respect to the letter of Arthur Andersen LLP referred to in the preceding paragraph and delivered to the Lead Managers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Lead Managers a letter (the "bring-down letter") of such accountants, addressed to the International Managers and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (i) The Company shall have furnished to the Lead Managers a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(l) have been fulfilled; and


               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.


          (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or
     (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company (except pursuant to options granted or exercised under the Company's option and equity incentive plans, and the normal scheduled payment of long-term debt) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus .

          (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several International Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (l) The Nasdaq National Market shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (m) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the International Managers.

          8.   Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless each International Manager, its officers and employees and each person, if any, who controls any International Manager within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that International Manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as, such loss, claim, damage, liability or action arises out of, or is based upon,
     (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any International Manager in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such International Manager through its gross negligence or willful misconduct), and shall reimburse each International Manager and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that International Manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of any International Manager or any International Manager specifically for inclusion therein; provided , further, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the Preliminary Prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, damage or liability purchased Stock from such International Manager but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Stock to such person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any International Manager or to any officer, employee or controlling person of that International Manager.

          (b) Each International Manager, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
     (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of that International Manager specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any International Manager may otherwise have to the Company or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the identified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Lead Managers shall have the right to employ counsel to represent jointly the Lead Managers and those other International Managers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the International Managers against the Company under this
     Section 8 if, in the reasonable judgment of the Lead Managers, it is advisable for the Lead Managers and those International Managers, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without, the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Managers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Managers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the International Managers with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the, untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the International Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Managers agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such International Manager has otherwise paid or become liable, to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute as provided in this
     Section 8(e) are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that, upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise.

          (e) The International Managers severally confirm that the statements with respect to the public offering of the Stock by the International Managers set forth on the cover page of, the legend concerning over-allotments on the inside front cover page and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such International Managers furnished in writing to the Company by or on behalf of the International Managers or International Managers specifically for inclusion in the Registration Statement and the Prospectus.

          9.   Defaulting International Managers.

          If, on either Delivery Date, any International Manager defaults in the performance of its obligations under this Agreement, the remaining non-defaulting International Managers shall be obligated to purchase the Stock which the defaulting International Manager agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting International Manager in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting International Managers in Schedule I hereto; provided, however, that the remaining non-defaulting International Managers shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting International Manager or Managers agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting International Manager shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting International Managers, or those other underwriters satisfactory to the Lead Managers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining International Managers or other underwriters satisfactory to the Lead Managers do not elect to purchase the shares which the defaulting International Manager or Managers agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the International Managers to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting International Manager or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "International Manager" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting International Manager agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting International Manager of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing International Manager, either the Lead Managers or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the International Managers may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.


          10. Termination. The obligations of the International Managers hereunder may be terminated by the Lead Managers by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or the event described in Section 7(m) shall not have occurred or if the International Managers shall decline to purchase the Stock for any reason permitted under this Agreement.


          11. Reimbursement of International Managers' Expenses. If the Company shall fail to tender the Stock for delivery to the International Managers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the International Managers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the International Managers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the International Managers in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Lead Managers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more International Managers, the Company shall not be obligated to reimburse any defaulting International Manager on account of those expenses.



          12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the International Managers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers International (Europe), 1 Broadgate, London, EC2M 7HA, England, Attention: Syndicate Department (Fax: 011 44 171 260 2882), with a copy, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, Attention: Edwin L. Miller, Jr., Esq.;


          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President (Fax: 617-939-3996), with a copy to Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111, Attention: Lawrence M. Levy, Esq.;

provided, however, that any notice to an International Manager pursuant to
Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such International Manager at its address set forth in its acceptance telex to the Lead Managers, which address will be supplied to any other party hereto by the Lead Managers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the International Managers by Lehman Brothers Inc. on behalf of the Lead Managers.

          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the International Managers, the Company and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any International Manager within the meaning of Section 15 of the Securities Act and for the benefit of each International Manager (and controlling persons thereof) who offers or sells shares of Common Stock in accordance with the terms of the Agreement between International Managers and International Managers and (B) the indemnity agreement of the International Managers contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the International Managers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          17. Jurisdiction. The parties hereto each hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the city of New York, New York County, in any action or proceeding arising out of or relating to this Agreement and the parties hereto each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state court or such federal court. The parties hereto also each hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto each irrevocably consent to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivery of a copy of such process to the parties at its address specified in Section 14 or by any other method permitted by law. The parties hereto each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

          18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                 [Remainder of Page Intentionally  Left Blank]

     If the foregoing correctly sets forth the agreement among the Company and the International Managers, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              VIVID TECHNOLOGIES, INC.

                              By______________________
                                President


Accepted:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
COWEN & COMPANY
NEEDHAM & COMPANY, INC.

For themselves and as
Lead Managers of the
several International Managers
named in Schedule 1 hereto


By:  LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By_______________________
  Authorized Representative

                                   SCHEDULE 1


Underwriters                              Number of Shares
------------                              ----------------

Lehman Brothers International (Europe).
Cowen & Company........................
Needham & Company, Inc.................

Total..................................
                                           ---------------

                                    ANNEX A

              MATTERS TO BE COVERED IN OPINION OF COMPANY COUNSEL
              ---------------------------------------------------

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where non-qualification would not have a material and adverse affect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect")) and has the corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged; each of the U. S. subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where non-qualification would not have a Material Adverse Effect) and has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is engaged;


          (ii) The Company has capital stock authorized and outstanding as set forth in the Prospectus under the captions "Capitalization" and "Description of Capital Stock," and all of the issued and outstanding shares of capital stock of the Company (including the Stock delivered on the date of such opinion when issued in accordance with the terms of the Underwriting Agreement) have been duly authorized and validly issued, are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus; the certificates for the Stock are in due and proper form under Delaware law; and all of the issued and outstanding shares of capital stock of each U. S. subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned of record and, to the best of such counsel's knowledge, beneficially, directly or indirectly by the Company, to the best of such counsel's knowledge free and clear of all liens, encumbrances, equities or claims except as set forth in the notes to the Consolidated Financial Statements of the Company contained in the Prospectus;


          (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel, other than those which have been waived or which will terminate upon the redemption of the Company's Series A and Series C Preferred Stock and the closing of the Offering;

          (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company which are required to be disclosed in the Prospectus;


          (v) The Registration Statement, including any Rule 462(b) Registration Statement, was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

          (vi) The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus and any further amendments or supplements thereto (other than the financial statements and related schedules and notes therein and other financial and statistical data, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and when they were filed with the Commission complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (other than the financial statements and related schedules and notes therein and other financial and statistical data, as to which such counsel need express no opinion);

          (vii) The statements under the captions "Description of Capital Stock" and "Shares Eligible For Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects and fairly and correctly present the information called for with respect to such documents and matters;

          (viii) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

          (ix) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;

          (x) The issue and sale of the Stock being delivered on the date of such opinion by the Company and the performance by the Company of its obligations under this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby do not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (it being understood that such counsel need express no opinion as to the antifraud provisions of any Federal or state securities laws or Blue Sky Laws); and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the rules and regulations of the NASD, and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the International Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby; and



          (xi) To the best of such counsel's knowledge, except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the U.S. Underwriters and the International Managers and dated as of the applicable Closing Date to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and in connection therewith has participated in conferences with officers and other representatives of the Company, and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement or Prospectus, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that any 462(b) Registration Statement or the Prospectus, as of its date and as of a Delivery Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no view with respect to the financial statements and the related schedules and notes and other financial or statistical data included therein). The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any 462(b) Registration Statement or the Prospectus except for the statements made in the Prospectus under the captions "Description of Capital Stock" and "Shares Eligible For Future Sale" insofar as such statements relate to the Stock and concern legal matters.

                                    ANNEX B
                                    -------

       MATTERS TO BE COVERED IN OPINION OF PATENT COUNSEL TO THE COMPANY
       -----------------------------------------------------------------

               (i) Schedules I and II to such opinion identify, as of [applicable Closing Date], all U.S. patents and U.S. patent applications known to such counsel and filed by the Company in which the Company currently has an interest. As of [recent specified date], the Company was listed in the records of the U.S. Patent and Trademark Office (the "PTO") as a holder of record of each of the patents and patent applications listed in Schedule I. The patent rights to the patents and patent applications listed in Schedule I, to the best of such counsel's knowledge, have been assigned to the Company. Based on a search of the documents of record in the PTO as of [recent specified date], a review of the Company records through that date, and a review of the certificate of an officer of the Company, such counsel has no knowledge of any facts which would preclude the Company from having clear title to the patents and patent applications listed in Schedule I. As of [recent specified date], the Company was a licensee of each of the patents and patent applications listed in Schedule
     II.  The patent rights to the patents and patent applications listed in
     Schedule II, to the best of such counsel's knowledge, have been assigned to the licensor of each such patent or patent application. Based on a search of the documents of record in the PTO as of [recent specified date], such counsel has no knowledge of any facts which would preclude the Company from having valid license rights under the patents and patent applications listed in Schedule II.

               (ii) To the best of such counsel's knowledge, none of the claims of the patents set forth in Schedules I and II is invalid or unenforceable. Each of the applications set forth in Schedule[s] I [and II] is pending in the PTO, and such counsel is unaware of any defects in the prosecution of any such application that would irrevocably foreclose the grant of patent rights thereunder.

               (iii) To the best of such counsel's knowledge, other than the actions pending in the United States District Court between the Company and EG&G (the "EG&G Action") and between the Company and AS&E (the "AS&E Action"), there is no pending or threatened action, suit, proceeding, or claim by others that the Company is infringing any patent.

               (iv) To the best of such counsel's knowledge, other than review of pending patent applications and the EG&G Action, there are no legal or governmental proceedings pending relating to the patents or applications set forth in Schedules I and II, other than review of pending applications for patent, including appeal proceedings, and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

               (v) To the best of such counsel's knowledge, other than the EG&G Action, there is no pending action, suit, proceeding or claim by others challenging the validity or enforceability of any claim of the patents set forth in Schedules I and II. To the best of such counsel's knowledge, there is no interference proceeding or public use proceeding with respect to any patent or patent application set forth in Schedules I or II.

               (vi) Based on a review of material including U.S. Patent No. 4,366,382 and the Company's automated inspection systems as they have been and are currently made, no valid claim of U.S. Patent No. 4,366,382 is infringed by such systems.

               (vii) Based on a review of material including U.S. Patent Nos. 4,482,957; 4,511,799; 4,768,214; 4,799,247; 4,825,454; 4,893,015;
     5,253,283; and 5,313,511 and the Company's automated inspection systems as they have been and are made, no valid claim of such patents is infringed by such systems.